UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2016

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On February 10, 2016, Senior Housing Properties Trust, or the Company, agreed to sell $250,000,000 aggregate principal amount of its 6.25% Senior Notes due 2046, or the Notes, in an underwritten public offering.  The Notes are expected to be issued on or about February 18, 2016, and will be issued under a supplemental indenture to an indenture to be entered into on or about February 18, 2016 between the Company and U.S. Bank National Association, or the Trustee.  The Company has granted the underwriters an option to purchase up to an additional $37,500,000 aggregate principal amount of the Notes.  The Notes will be senior unsecured obligations of the Company.  The Notes will have certain restrictive financial and operating covenants, including covenants that restrict the Company’s ability to incur debts, including debts secured by mortgages on the Company’s properties, in excess of calculated amounts, and require the Company to maintain various financial ratios.

The Company intends to use the estimated $241.5 million of net proceeds after discounts and expenses from this offering to repay amounts outstanding under the Company’s unsecured revolving credit facility and for general business purposes.  Pending such application, the Company may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission, or the SEC.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The brief descriptions of the covenants applicable to the Notes and related definitions are qualified in their entirety by reference to such covenants and definitions as they appear in the supplemental indenture for the Notes, the form of which is filed as Exhibit 4.2 to this Current Report on Form 8-K, or in the related indenture, the form of which is filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3, filed with the SEC on June 26, 2015 (File No. 333-205298), which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•                                          THIS REPORT STATES THAT THE COMPANY EXPECTS TO ISSUE AND DELIVER THE NOTES ON OR ABOUT FEBRUARY 18, 2016.  IN FACT, THE ISSUANCE AND DELIVERY OF THESE NOTES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES.  IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT BE COMPLETED.

•                                         THE COMPANY’S CURRENT INTENT TO REPAY AMOUNTS OUTSTANDING UNDER ITS UNSECURED REVOLVING CREDIT FACILITY WITH THE NET PROCEEDS OF THIS OFFERING IS DEPENDENT ON THE COMPLETION OF THIS OFFERING AND MAY NOT OCCUR.

•                                          THIS REPORT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL $37,500,000 PRINCIPAL AMOUNT OF THE NOTES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, THE COMPANY DOES NOT KNOW WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement, dated as of February 10, 2016, between Senior Housing Properties Trust and the underwriters named therein, pertaining to the sale of up to $287,500,000 in aggregate principal amount of 6.25% Senior Notes due 2046. (Filed herewith.)

4.1

Form of Senior Indenture between Senior Housing Properties Trust and U.S. Bank National Association. (Incorporated by reference to the Company’s Registration Statement on Form S-3, filed with the SEC on June 26, 2015, File No. 333-205298.)

4.2	Form of First Supplemental Indenture between Senior Housing Properties Trust and U.S. Bank National Association, including the form of 6.25% Senior Notes due 2046. (Filed herewith.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

5.2	Opinion of Venable LLP. (Filed herewith.)

8.1	Opinion of Sullivan & Worcester LLP re: tax matters. (Filed herewith.)

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Treasurer and Chief Financial Officer

Date: February 10, 2016